CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 145 to File No. 033-70742; Amendment No. 147 to File No. 811-08090) of Lincoln Variable Insurance Products Trust of our reports dated February 18, 2013, with respect to the LVIP Delaware Foundation Moderate Allocation Fund, LVIP Delaware Social Awareness Fund, LVIP Money Market Fund, LVIP Delaware Foundation Conservative Allocation Fund, LVIP Delaware Growth and Income Fund, LVIP Delaware Bond Fund, LVIP Delaware Special Opportunities Fund, LVIP BlackRock Equity Dividend RPM Fund, LVIP T. Rowe Price Structured Mid-Cap Growth Fund, LVIP UBS Large Growth RPM Fund, LVIP Delaware Foundation Aggressive Allocation Fund, LVIP Mondrian International Value Fund, LVIP Protected Profile Moderate Fund, LVIP Protected Profile Conservative Fund, LVIP Protected Profile Growth Fund, LVIP SSgA Global Tactical Allocation RPM Fund, LVIP Capital Growth Fund, LVIP MFS International Growth Fund, LVIP Columbia Small Mid-Cap Growth RPM Fund, LVIP Mid-Cap Value Fund, LVIP SSgA S&P 500 Index Fund, LVIP SSgA Small-Cap Index Fund, LVIP JPMorgan Mid Cap Value RPM Fund, LVIP T. Rowe Price Growth Stock Fund, LVIP MFS Value Fund, LVIP Templeton Growth RPM Fund, LVIP Protected Profile 2010 Fund, LVIP Protected Profile 2020 Fund, LVIP Protected Profile 2030 Fund, LVIP Protected Profile 2040 Fund, LVIP Baron Growth Opportunities Fund, LVIP SSgA International Index Fund, LVIP SSgA Bond Index Fund, LVIP SSgA Large Cap 100 Fund, LVIP SSgA Small-Mid Cap 200 Fund, LVIP SSgA Developed International 150 Fund, LVIP SSgA Emerging Markets 100 Fund, LVIP Clarion Global Real Estate Fund, LVIP Global Income Fund, LVIP BlackRock Inflation Protected Bond Fund, LVIP Delaware Diversified Floating Rate Fund, LVIP JPMorgan High Yield Fund, LVIP American Global Growth Fund, LVIP American Global Small Capitalization Fund, LVIP American Growth Fund, LVIP American Growth-Income Fund, LVIP American International Fund, LVIP American Balanced Allocation Fund, LVIP American Growth Allocation Fund, LVIP American Income Allocation Fund, LVIP SSgA Conservative Index Allocation Fund, LVIP SSgA Conservative Structured Allocation Fund, LVIP SSgA Moderately Aggressive Structured Allocation Fund, LVIP SSgA Moderately Aggressive Index Allocation Fund, LVIP SSgA Moderate Index Allocation Fund, LVIP SSgA Moderate Structured Allocation Fund, LVIP Protected Profile 2050 Fund, LVIP Vanguard Domestic Equity ETF Fund, LVIP Vanguard International Equity ETF Fund, LVIP Dimensional U.S. Equity Fund, LVIP Dimensional Non-U.S. Equity Fund, LVIP Total Bond Fund, LVIP Protected American Balanced Allocation Fund, LVIP Protected American Growth Allocation Fund , LVIP Blackrock Emerging Markets Index RPM Fund, and LVIP American Preservation Fund included in the 2012 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 29, 2013